SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 2, 2015

Date of Report (Date of earliest event reported)

SolarWindow Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-127953

(Commission File Number)

59-3509694

(I.R.S. Employer Identification No.)

10632 Little Patuxent Parkway

Suite 406

Columbia, Maryland 21044

(Address of principal executive offices)

(800) 213-0689

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 2, 2015, John Conklin, the President & CEO of SolarWindow Technologies, Inc. (the "Company"), adopted a pre-arranged Rule 10b5-1 stock trading plan (the "10b5-1 Plan") designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, which permit persons to enter into a pre-arranged plan for buying or selling Company stock at a time when such person is not in possession of material, nonpublic information about the Company. The 10b5-1 Plan allows for the exercise and sale of up to 400,000 shares of the Company's common stock issuable upon exercise of vested stock options issued to Mr. Conklin. Shares may be sold under the 10b5-1 Plan on the open market at prevailing market prices and subject to minimum price thresholds specified therein. Mr. Conklin entered into the 10b5-1 Plan as a part of his personal long-term financial and tax planning strategy and to provide for an orderly liquidation of his stock options prior to their expiration. Notwithstanding the execution date, the 10b5-1 Plan is not effective until December 1, 2015. The 10b5-1 Plan is scheduled to terminate on November 1, 2016, unless terminated sooner in accordance with its terms.

Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of Company officers or directors, nor to report modifications or terminations of the aforementioned 10b5-1 Plan or the plan of any other individual.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on November 3, 2015.

SolarWindow Technologies, Inc.

By:	/s/ John Conklin
Name:	John Conklin
Title:	President, Chief Executive Officer and Chief Financial Officer